[GRAPHIC OMITTED] ERNST & YOUNG      [GRAPHIC OMITTED] Ernst & Young Accountants

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-000000), pertaining to the ABN AMRO Global Key Employee Retention Plan, of our report dated March 31, 2006, with respect to the consolidated financial statements of ABN AMRO Holding N.V. included in its Form 20-F for the year ended December 31, 2005, filed with the Securities and Exchange Commission on April 3,2006.

Amsterdam, The Netherlands
February 20, 2007

/s/ Ernst & Young Accountants
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Ernst & Young Accountants